UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

RegeneRx Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REGENERX BIOPHARMACEUTICALS, INC.

15245 Shady Grove Road, Suite 470

Rockville, Maryland 20850

(301) 208-9191

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

September 27, 2019

This proxy statement supplement, dated September 10, 2019, supplements the definitive proxy statement (the “Proxy Statement”) filed by RegeneRx Biopharmaceuticals, Inc. (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2019, and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 Annual Meeting of Stockholders to be held on September 27, 2019 and any adjournment or postponement thereof (the “Annual Meeting”).

This supplement is being filed with the SEC and is being made available to stockholders on or about September 10, 2019. Only stockholders of record as of the close of business on July 29, 2019, are entitled to receive notice of and to vote at the Annual Meeting.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.

Removal of Proposal 3 for Stockholder Consideration

On September 10, 2019, the Board determined not to seek stockholder approval of the Company’s Proposal 3, a proposal to amend the Company’s Certificate of Incorporation to increase the shares authorized for issuance and has withdrawn Proposal 3 from the agenda for the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

Upon review and careful consideration with further discussions with management and its advisors, the Board has determined to withdraw Proposal 3 from stockholder consideration for the upcoming Annual Meeting. Notwithstanding the foregoing, the Board reserves the right to propose an amendment of the Certificate of Incorporation to increase the authorized shares or for other items at any point in the future. Any information contained in the Proxy Statement regarding Proposal 3 should be disregarded.

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The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting has been set and remains July 29, 2019. As a result of the removal of Proposals 3 from stockholder consideration at the Annual Meeting, the Company notes the following important matters regarding voting:

•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 3.

•	Any proxy card or voting instructions received in the future for Proposals 1, 2, and 4 will be valid.

•	Proxy cards or voting instructions received with direction on Proposal 3 will not be voted on Proposal 3.

•	Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals 1, 2, and 4) will remain valid and will be voted on as directed.

•	If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On August 30, 2019, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION.

Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investors section of our corporate website at www.regenerx.com, by writing to the Company’s Corporate Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850, or by emailing Investor Relations through our corporate website.

In addition, this supplement, the Proxy Statement and Fiscal 2018 Annual Report to Stockholders are available at: http://www.proxyvote.com

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